Exhibit 10.1

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

SILVER BAY OPERATING PARTNERSHIP L.P.

a Delaware limited partnership

dated as of December 19, 2012

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
SILVER BAY OPERATING PARTNERSHIP L.P.

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF SILVER BAY OPERATING PARTNERSHIP L.P., dated as of December 19, 2012, is made and entered into by and among SILVER BAY MANAGEMENT LLC, a Delaware limited liability company, as the General Partner, SILVER BAY REALTY TRUST CORP., a Maryland corporation, as the Special Limited Partner, the Persons whose names are set forth on Exhibit A attached hereto, as additional limited partners as of the date of this Agreement, and any Additional Limited Partner that is admitted from time to time to the Partnership and listed on Exhibit A attached hereto.

WHEREAS, a Certificate of Limited Partnership of the Partnership was filed with the Secretary of State of Delaware on October 29, 2012 (the “Formation Date”), and the General Partner and the Special Limited Partner entered into an original limited partnership agreement of the Partnership effective as of the Formation Date (the “Original Partnership Agreement”);

WHEREAS, the Persons (other than the Special Limited Partner) whose names are set forth on Exhibit A are being admitted as limited partners of the Partnership as of the date of this Agreement; and

WHEREAS, the Partners desire to amend and restate the Original Partnership Agreement in connection with the admission of the Persons (other than the Special Limited Partner) whose names are set forth on Exhibit A attached hereto as limited partners of the Partnership by entering into this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3.A hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a limited partner pursuant to the Act and Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Partnership Year or other applicable period, after giving effect to the following adjustments:

(i)                                     increasing such Capital Account by any amounts that such Partner is obligated to restore pursuant to this Agreement upon liquidation of such Partner’s Partnership Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)                                  decreasing such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year or other applicable period.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i)                                     the Special Limited Partner (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)                                  the Special Limited Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares (other than REIT Shares issuable pursuant to a Qualified DRIP/COPP), at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii)                               the Special Limited Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the General Partner and/or the Special Limited Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the record date by a fraction (a) the numerator of which shall be such Value of a REIT Share as of the record date and (b) the denominator of which shall be the Value of a REIT Share as of the record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit B attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Limited Partnership Agreement of Silver Bay Operating Partnership L.P., as now or hereafter amended, restated, modified, supplemented or replaced.

“Applicable Percentage” has the meaning set forth in Section 15.1.B hereof.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means the amount of cash available for distribution to the Partners, as determined by the General Partner, in its discretion, taking into consideration necessary reserves for making investments and paying obligations of the Partnership and also taking into account that the Special Limited Partner, as a REIT, is obligated to make certain distributions so as to maintain its REIT status and to avoid corporate-level taxes.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(i)                                     To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(ii)                                  From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(iii)                               In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement (which Transfer does not result in the termination of the Partnership for U.S. federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv)                              In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v)                                 The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is necessary or prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification, provided that such modification is not likely to have any material effect on the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership. The General Partner may, in its sole discretion, (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of stock of the Special Limited Partner now or hereafter authorized other than a REIT Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

“Charity” means an entity described in Section 501(c)(3) of the Code or any trust all the beneficiaries of which are such entities.

“Charter” means the charter of the Special Limited Partner, within the meaning of Section 1-101(e) of the Maryland General Corporation Law.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof. The terms “Consented” and “Consenting” have correlative meanings.

“Consent of the General Partner” means the Consent of the sole General Partner, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the General Partner in its sole and absolute discretion.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Limited Partner in its sole and absolute discretion.

“Consent of the Partners” means the Consent of the General Partner and the Consent of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the General Partner or the Limited Partners in their sole and absolute discretion; provided, however, that, if any such action affects only certain classes or series of Partnership Interests, “Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners of the affected classes or series of Partnership Interests.

“Contributed Property” means each Property other than cash contributed or deemed contributed to the Partnership.

“Contribution Agreements” means the “Contribution Agreements” between the Partnership and other parties pursuant to which the Partnership will acquire a portfolio of single-family proprties concurrently with the Company’s initial public offering of REIT Shares.

“Controlled Entity” means, as to any Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Partner or such Partner’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Partner or such Partner’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Partner or its Affiliates are the managing partners and in which such Partner, such Partner’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Partner or its Affiliates are the managers and in which such Partner, such Partner’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Cut-Off Date” means the third (3rd) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; and (iii) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Delaware Courts” has the meaning set forth in Section 15.9.B hereof.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Partnership or the Special Limited Partner.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.

“Final Adjustment” has the meaning set forth in Section 10.3.B(2) hereof.

“Flow-Through Partners” has the meaning set forth in Section 11.6.D hereof.

“Flow-Through Entity” has the meaning set forth in Section 11.6.D hereof.

“Formation Date” has the meaning set forth in the Recitals.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner or the Special Limited Partner for the purpose of providing funds to the Partnership.

“General Partner” means Silver Bay Management LLC and its successors and assigns as a general partner of the Partnership, in each case, that is admitted from time to time to the Partnership as a general partner pursuant to the Act and this Agreement and is listed as a general partner on Exhibit A, as such Exhibit A may be amended from time to time, in such Person’s capacity as a general partner of the Partnership.

“General Partner Interest” means the entire Partnership Interest held by a General Partner, which Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                 The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Partner.

(b)                                 The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (i) through (v) below shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i)                                     the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii)                                  the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii)                               the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv)                              the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and

(v)                                 at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)                                  The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the General Partner; provided, however, that if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d)                                 The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)                                  If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Interest.

“Incapacity” or “Incapacitated” means: (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against a Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator if the appointment has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any stay of such appointment.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or the Special Limited Partner or (b) a director of the General Partner or the Special Limited Partner or an officer or employee of the Partnership, the General Partner or the Special Limited Partner and (ii) such other Persons (including Affiliates of the General Partner, the Special Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the United States Internal Revenue Service.

“Limited Partner” means the Original Limited Partners and any other Person that is admitted from time to time to the Partnership as a limited partner pursuant to the Act and this Agreement and is listed as a limited partner on Exhibit A attached hereto, as such Exhibit A may be amended from time to time, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such holder to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidator” has the meaning set forth in Section 13.2.A hereof.

“Majority in Interest of the Limited Partners” means Limited Partners (other than the Special Limited Partner and any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner or the Special Limited Partner unless they are the only Limited Partners) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Limited Partners entitled to Consent to or withhold Consent from a proposed action.

“Majority in Interest of the Partners” means Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners entitled to Consent to or withhold Consent from a proposed action.

“Market Price” has the meaning set forth in the definition of “Value.”

“Merger Agreements” means the “Merger Agreements” between the Partnership and other parties pursuant to which the Partnership will acquire a portfolio of single-family properties concurrently with the Company’s initial public offering of REIT Shares.

“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or other applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)                                 Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)                                 Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)                                  In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)                                 Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)                                  In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other applicable period;

(f)                                   To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)                                  Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding grants under the Stock Option Plans, or (ii) any Debt issued by the Special Limited Partner that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit C attached to this Agreement.

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Original Limited Partner” means any Person that is a Limited Partner as of the close of business on the date of the closing of the issuance of REIT Shares pursuant to the initial public offering of REIT Shares, and does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person.

“Ownership Limit” means the restriction or restrictions on the ownership and transfer of stock of the Special Limited Partner imposed under the Charter.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed and continued under the Act and continued pursuant to this Agreement, and any successor thereto.

“Partnership Common Unit” or “Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit; provided that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.

“Partnership Employee” means an employee or other service provider of the Partnership or of a Subsidiary of the Partnership, if any, acting in such capacity.

“Partnership Equivalent Units” has the meaning set forth in Section 4.7.A hereof.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Preferred Unit” means a fractional, undivided share of the Partnership Interests that the General Partner has authorized and caused the Partnership to issue pursuant to Section 4.1, 4.2 or 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units, including the Partnership Preferred Units issued to the Special Limited Partner pursuant to Section 4.1.

“Partnership Record Date” means the record date established by the General Partner for a distribution pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the Special Limited Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” means a Partnership Common Unit, a Partnership Preferred Unit or any other unit of the fractional, undivided share of the Partnership Interests that the General Partner has authorized and caused the Partnership to issue pursuant to this Agreement; provided, however, that Partnership Units comprising a General Partner Interest or a Limited Partner Interest shall have the differences in rights and privileges as specified in this Agreement.

“Partnership Unit Designation” means (i) with respect to the Partnership Preferred Units issued to the Special Limited Partner pursuant to Section 4.1, the description of the terms of such Partnership Preferred Units as set forth in Exhibit D and (ii) with respect to Partnership Preferred Units issued after the date of this Agreement, a description of the terms of such Partnership Preferred Units as described in and referred to as a “Preferred Unit Designation” in Section 4.2.A.  The terms set forth in a Preferred Unit Designation with respect to a particular Partnership Preferred Unit shall determine the special rights, privileges and obligations of such Partnership Preferred Unit.

“Partnership Year” has the meaning set forth in Section 9.2.

“Percentage Interest” means, with respect to each Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of all classes and series held by such Partner and the denominator of which is the total number of Partnership Units of all classes and series held by all Partners; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of a specified class or series (or specified group of classes and/or series) held by such Partner and the denominator of which is the total number of Partnership Units of such specified class or series (or specified group of classes and/or series) held by all Partners.

“Permitted Transfer” has the meaning set forth in Section 11.3.A hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” has the meaning set forth in Section 11.3.A hereof.

“Preferred Share” means a share of stock of the Special Limited Partner of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.  Preferred Shares shall include the “Cumulative Redeemable Preferred Stock” issued by the Special Limited Partner to Two Harbors Operating Company LLC pursuant to the Contribution Agreement between the Special Limited Partner, Two Harbors Investment Corp., Two Harbors Operating Company LLC and the Partnership in partial consideration for a contribution of limited liability company interests in Two Harbors Property Investment LLC to the Special Limited Partner.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.

“Qualified DRIP/COPP” means a dividend reinvestment plan or a cash option purchase plan of the Special Limited Partner that permits participants to acquire REIT Shares using the proceeds of dividends paid by the Special Limited Partner or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the stockholders of the Special Limited Partner the savings enjoyed by the Special Limited Partner in connection with the avoidance of stock issuance costs and (ii) not exceed 5% of the value of each REIT Share purchased, as computed under the terms of such plan.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner, (b) an Assignee or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the Special Limited Partner.

“Redemption” has the meaning set forth in Section 15.1.A hereof.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3.A(viii) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Partner” means (a) the Special Limited Partner or any Affiliate of the Special Limited Partner to the extent such Person has in place an election to qualify as a REIT and, (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.12 hereof.

“REIT Requirements” has the meaning set forth in Section 5.1 hereof.

“REIT Share” means a share of common stock of the Special Limited Partner, par value $0.01 per share (but shall not include any additional series or class of the Special Limited Partner’s common stock created after the date of this Agreement).

“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the Special Limited Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Special Limited Partner’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the Special Limited Partner.

“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the Special Limited Partner’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“Safe Harbors” has the meaning set forth in Section 11.3.C hereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Special Limited Partner” means Silver Bay Realty Trust Corp., a Maryland corporation.

“Special Redemption” has the meaning set forth in Section 15.1.A hereof.

“Specified Redemption Date” means the last Business Day of a calendar month during which the General Partner receives a Notice of Redemption from a Limited Partner; provided, however, that no Specified Redemption Date shall occur during the first Twelve-Month Period (except pursuant to a Special Redemption).

“Stock Option Plans” means any equity option plan now or hereafter adopted by the Partnership or the Special Limited Partner.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member or any “taxable REIT subsidiary” of the Special Limited Partner in which the Partnership owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize the Special Limited Partner’s status as a REIT or any Special Limited Partner Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to (i) Section 11.4 hereof or (ii) any Partnership Unit Designation.

“Surviving Partnership” has the meaning set forth in Section 11.3.B(ii) hereof.

“Tax Items” has the meaning set forth in Section 6.4.A hereof.

“Tendered Units” has the meaning set forth in Section 15.1.A hereof.

“Tendering Party” has the meaning set forth in Section 15.1.A hereof.

“Termination Transaction” has the meaning set forth in Section 11.3.B hereof.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the Special Limited Partner, pursuant to Section 15.1 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Twelve-Month Period” means (a) as to any Partnership Common Units held by an Original Limited Partner as of the date of this Agreement, or any Assignee of such Original Limited Partner that is a Qualifying Party, a twelve-month period ending on the day before the first anniversary of the date of this Agreement and (b) as to any other Partnership Common Units held by a Qualifying Party, a twelve-month period ending on the day before the first anniversary of such Qualifying Party’s first becoming a Holder of such Partnership Common Units; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the Twelve-Month Period to a period of shorter or longer than twelve (12) months with respect to a Qualifying Party other than an Original Limited Partner or an Assignee of an Original Limited Partner.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term “Market Price” on any date means, with respect to any class or series of outstanding REIT Shares, the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such REIT Shares are not listed or admitted to trading on the New York Stock Exchange, the last sale price for such REIT Shares, regular way, or in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading unless that national securities exchange is the NASDAQ Stock Market, in which case “Market Price” means the last sale price for such REIT Shares, regular way, as reported on the consolidated transaction reporting system with respect to securities listed on the NASDAQ Stock Market, or in case no such sales takes place on such date, the average of the high closing bid and low closing asked prices or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high closing bid and low closing asked prices in the over-the-counter market, as reported by the principal automated quotation system on which REIT Shares are quoted or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the board of directors of the Special Limited Partner or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined by the board of directors of the Special Limited Partner.  In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such

Rights shall be determined by the Special Limited Partner on the basis of such quotations and other information as it considers appropriate.

“Vesting Date” has the meaning set forth in Section 4.4.C.2 hereof.

ARTICLE 2
ORGANIZATIONAL MATTERS

Section 2.1.   Formation.  The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2.   Name.  The name of the Partnership is “Silver Bay Operating Partnership L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.3.   Delaware Office and Resident Agent; Principal Office.  The address of the registered office of the Partnership in the State of Delaware shall be located at such place within the State of Delaware as the General Partner may from time to time designate, and the resident agent of the Partnership in the State of Delaware shall be such resident of the State of Delaware as the General Partner may from time to time designate. The principal office of the Partnership is located at 601 Carlson Parkway, Suite 250, Minnetonka, Minnesota 55305 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4.   Power of Attorney.

A.                 Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)                       execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this

Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(2)                       execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.

B.                 The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4.B, no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

Section 2.5.   Term.  The term of the Partnership commenced on October 29, 2012, the date that the original Certificate was filed with the Delaware Secretary of State in accordance with the Act, and shall continue indefinitely unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

Section 2.6.   Partnership Interests Are Securities.  All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

Section 2.7.   Certificates for Partnership Interests.  The General Partner may, in its discretion, issue certificates to evidence the Partnership Interests.  Any such certificates shall be executed by the General Partner and shall be in such form (and contain such legends) as determined by the General Partner.

ARTICLE 3
PURPOSE

Section 3.1.   Purpose and Business.  The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (i) to conduct the business of acquisition, ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to acquire and invest in any securities and/or loans relating to the Properties, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity, including any Subsidiary, engaged in any business permitted by or under the Act, and (iv) to do anything necessary or incidental to the foregoing.

Section 3.2.   Powers.

A.                 The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

B.                 Notwithstanding any other provision in this Agreement, the General Partner shall cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the Special Limited Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Special Limited Partner to continue to qualify as a REIT, (ii) could subject the Special Limited Partner to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code, (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Special Limited Partner, its securities or the Partnership or (iv) could cause the Special Limited Partner not to be in compliance in all material respects with any covenants, conditions or restrictions now or hereafter placed upon the Special Limited Partner pursuant to an agreement to which it is a party, unless, in any such case, such action (or inaction) under clause (i), clause (ii), clause (iii) or clause (iv) above shall have been specifically Consented to by the Special Limited Partner.

Section 3.3.   Partnership Only for Purposes Specified.  The Partnership shall be a limited partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4.   Authority; Obligations.  Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its Properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred by such Partner pursuant to and as limited by the terms of this Agreement and the Act.

ARTICLE 4
CAPITAL CONTRIBUTIONS

Section 4.1.   Admission and Capital Contributions of the Partners.  The Persons listed on Exhibit A attached hereto (other than the Special Limited Partner) are hereby admitted as Limited Partners of the Partnership. Such Limited Partners and the Special Limited Partner are making (or are deemed to be making) Capital Contributions of interests in limited liability companies (and the assets owned directly or indirectly by such entities) to the Partnership and are being issued Partnership Common Units and, in the case of the Special Limited Partner, Preferred Partnership Units, as specified in the Contribution Agreements and Merger Agreements.  In addition, the Special Limited Partner is contributing the cash proceeds of its initial public offering as an additional Capital Contribution in exchange for additional Partnership Common Units. In addition, because the cash proceeds of such offering are less than the gross proceeds as a result of the underwriter’s discount and other expenses paid or incurred in connection with such issuance, the Special Limited Partner is deemed to have made an additional Capital Contribution to the Partnership in the amount of such discount and expenses, as set forth on Exhibit A.  The Special Limited Partner is contributing a number of Common Units equal to 1% of the total Common Units outstanding to the General Partner.  These Partnership Common Units contributed to the General Partner shall constitute the initial General Partner Interest of the General Partner.  After the completion of all of the foregoing contributions, each Partner will own Partnership Units in the amount set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner’s ownership of Partnership Units.  Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Partners shall have no obligation or, except with the prior Consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership.

Section 4.2.   Issuances of Additional Partnership Interests.  Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation:

A.                 General.  The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, (iii) in connection with any merger of any other Person with the Partnership or a Subsidiary of the Partnership and (iv) in consideration for services rendered to or for the benefit of the Partnership.  Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in a Partnership Unit Designation thereafter attached to and made an exhibit to this Agreement, which Partnership Unit Designation shall be an amendment to this Agreement and shall be incorporated herein by this reference. Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests; and (f) any vesting conditions applicable to such class or series of Partnership Interests. In connection with the acquisition of properties from persons to whom the Partnership issues Partnership Interests as part of the purchase price, in order to preserve such persons’ tax deferral, the Partnership may contractually agree not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A and the books and records of the Partnership as appropriate to reflect such issuance.

B.                 Issuances to the General Partner or the Special Limited Partner.  No additional Partnership Units shall be issued to the General Partner or the Special Limited Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests, (ii)(a) the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Equivalent Units (other than Partnership Common Units) issued in connection with an issuance of Capital Shares, New Securities or other interests in the Special Limited Partner (other than REIT Shares), and (b) the General Partner or the Special Limited Partner, as the case may be, contributes to the Partnership the cash proceeds or any other consideration received in connection with the issuance of such REIT Shares, Capital Shares, New Securities or other interests in the Special Limited Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership or (iv) the additional Partnership Units are issued pursuant to Section 4.3.B, Section 4.3.E, Section 4.4 or Section 4.5.

C.                 No Preemptive Rights.  No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

D.                 Acquisition of Limited Partner Interests by General Partner.  Any Limited Partner Interests acquired by the General Partner shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same terms as the class or series so acquired. Any Affiliates of the General Partner may acquire Limited Partner Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

Section 4.3.   Additional Funds and Capital Contributions.

A.                 General.  The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner.

B.                 Additional Capital Contributions.  The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons.

In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

C.                 Loans by Third Parties.  The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the General Partner or the Special Limited Partner) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or REIT Shares; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

D.                 General Partner and Special Limited Partner Loans.  The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner and/or the Special Limited Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner or the Special Limited Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

E.                  Issuance of Securities by the Special Limited Partner.  The Special Limited Partner shall not issue any additional REIT Shares, Capital Shares or New Securities unless the Special Limited Partner contributes the cash proceeds or any other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Capital Shares or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Capital Shares or New Securities; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Capital Shares or New Securities (a) pursuant to Section 4.4 or Section 15.1.B hereof, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Capital Shares or New Securities to all of the holders of REIT Shares, Capital Shares or New Securities (as the case may be), (c) upon a conversion, redemption or exchange of Capital Shares, (d) upon a conversion, redemption, exchange or exercise of New Securities, or (e) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the Special Limited Partner. In the event of any issuance of additional REIT Shares, Capital Shares or New Securities by the Special Limited Partner, and the contribution to the Partnership, by the Special Limited Partner, of the cash proceeds or any other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by the Special Limited Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Special Limited Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the Special Limited Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the event that the Special Limited Partner issues any additional REIT Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Partnership Common Units or Partnership Equivalent Units to the Special Limited Partner equal to the number of REIT Shares,

Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect (and taking into account any underwriter’s discount or other expenses in accordance with the preceding sentence), in accordance with this Section 4.3.E without any further act, approval or vote of any Partner.

Section 4.4.   Stock Option Plans and Equity Plans.

A.                 Options Granted to Persons other than Partnership Employees.  If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted for REIT Shares to a Person other than a Partnership Employee is duly exercised:

(1)                       The Special Limited Partner, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Special Limited Partner by such exercising party in connection with the exercise of such stock option.

(2)                       Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1) hereof, the Special Limited Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the Capital Contribution actually made, in consideration of additional Partnership Common Units, an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option.

(3)                       The Special Limited Partner shall be issued a number of Common Units in consideration of the deemed Capital Contribution as described in Section 4.4.A(2) hereof equal to the number of REIT Shares then being issued divided by the Adjustment Factor then in effect.

B.                 Options Granted to Partnership Employees.  If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted for REIT Shares to a Partnership Employee is duly exercised:

(1)                       The Special Limited Partner shall sell to the Optionee, and the Optionee shall purchase from the Special Limited Partner, a number of REIT Shares equal to the number of REIT Shares the Optionee is entitled to receive pursuant to the exercise of the stock option multiplied by (a) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (b) the Value of the REIT Shares that the Optionee is entitled to receive.  The purchase price per REIT Share for such sale of REIT Shares to the Optionee shall be the Value of a REIT Share as of the date of exercise of such stock option.

(2)                       The Special Limited Partner shall sell to the Partnership (or if the Optionee is an employee or other service provider of a Subsidiary of the Partnership, the Special Limited Partner shall sell to such Subsidiary of the Partnership), and the Partnership (or such Subsidiary, as applicable) shall purchase from the Special Limited Partner, a number of REIT Shares equal to (a) the number of REIT Shares as to which such stock option is being exercised less (b) the number of REIT Shares sold pursuant to Section 4.4.B(1) hereof. The purchase price per REIT Share for such sale of REIT Shares to the Partnership (or such subsidiary) shall be the Value of a REIT Share as of the date of exercise of such stock option.

(3)                       The Partnership shall transfer to the Optionee (or if the Optionee is an employee or other service provider of a Subsidiary of the Partnership, the Partnership shall transfer to such Subsidiary and such Subsidiary shall transfer to the Optionee) at no additional cost, as additional compensation, the number of REIT Shares described in Section 4.4.B(2) hereof.

(4)                       The Special Limited Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Special Limited Partner in connection with the exercise of such stock option.  In consideration of such Capital Contribution, the Special Limited Partner shall be issued a number of Common Units equal to the total number of REIT Shares described in Sections 4.4.B(1) and 4.4.B(2) divided by the Adjustment Factor then in effect.

C.                 Stock Granted to Persons other than Partnership Employees.  If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any REIT Shares are issued to a Person other than a Partnership Employee in consideration for services performed for the Special Limited Partner:

(1)                       The Special Limited Partner shall issue such number of REIT Shares as are to be issued to such Person in accordance with the Equity Plan; and

(2)                       On the date that the Value of such shares is includible in taxable income of such Person or such other date as determined by the General Partner (the “Vesting Date”), the following events shall be deemed to have occurred: (a) the Special Limited Partner shall be deemed to have contributed the Value of such REIT Shares to the Partnership as a Capital Contribution, and (b) the Partnership shall issue to the Special Limited Partner on the Vesting Date a number of Common Units equal to the number of newly issued REIT Shares divided by the Adjustment Factor then in effect.

D.                 Stock Granted to Partnership Employees.  If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any REIT Shares are issued to a Partnership Employee (including any REIT Shares that are subject to forfeiture in the event such Partnership Employee terminates his employment by the Partnership or the Partnership Subsidiaries) in consideration for services performed for the Partnership or the Partnership Subsidiaries:

(1)                       The Special Limited Partner shall issue such number of REIT Shares as are to be issued to the Partnership Employee in accordance with the Equity Plan;

(2)                       On the Vesting Date, the following events shall be deemed to have occurred: (a) the Special Limited Partner shall be deemed to have sold such REIT Shares to the Partnership (or if the Partnership Employee is an employee or other service provider of a Subsidiary of the Partnership, to such Subsidiary) for a purchase price equal to the Value of such REIT Shares, (b) the Partnership (or such Subsidiary) shall be deemed to have delivered the REIT Shares to the Partnership Employee, (c) the Special Limited Partner shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (d) in the case where the Partnership Employee is an employee of a Subsidiary of the Partnership, the Partnership shall be deemed to have contributed such amount to the capital of such Subsidiary; and

(3)                       The Partnership shall issue to the Special Limited Partner on the Vesting Date a number of Common Units equal to the number of newly issued REIT Shares divided by the Adjustment Factor then in effect in consideration for the Capital Contribution described in Section 4.4.D(2)(c) above.

E.                  Future Stock Incentive Plans.  Nothing in this Agreement shall be construed or applied to preclude or restrain the Partnership or the Special Limited Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Special Limited Partner, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Partnership or the Special Limited Partner, amendments to this Section 4.4 may become necessary or advisable and that any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners.

F.                   Issuance of Partnership Units.  The Partnership is expressly authorized to issue Partnership Units in accordance with any duly authorized Stock Option Plan or Equity Plan pursuant to this Section 4.4 without any further act, approval or vote of any Partner. Such Stock Option Plan or Equity Plan may contain, in the General Partner’s discretion, such vesting provisions and terms relating to the rights of the participants in such Plans to participate in allocations of Net Income and Net Loss and distributions (including, in the General Partner’s discretion, provisions designed to assure that grants under the Plans constitute “profits interests” for federal income tax purposes).

Section 4.5.   Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan.  Except as may otherwise be provided in this Article 4, all amounts received by the Special Limited Partner in respect of any new REIT Shares issued pursuant to any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement shall be contributed by the Special Limited Partner to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to the Special Limited Partner a number of Partnership Common Units equal to the quotient of (i) the new REIT Shares so issued, divided by (ii) the Adjustment Factor then in effect.

Section 4.6.   No Interest; No Return.  No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.7.   Conversion or Redemption of Capital Shares.

A.                 Conversion of Capital Shares.  If, at any time, any of the Capital Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Units with preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to distributions and qualifications that are substantially the same as those of such Capital Shares (“Partnership Equivalent Units”) (for the avoidance of doubt, Partnership Equivalent Units need not have voting rights, redemption rights or restrictions on transfer that are substantially similar to such Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Partnership Common Units equal to the quotient of (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

B.                 Redemption of Capital Shares or REIT Shares.  Except as otherwise provided in this Agreement, if, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the Special Limited Partner for cash, the Partnership shall, immediately prior to such redemption or repurchase of Capital Shares, redeem or repurchase an equal number of Partnership Equivalent Units held by the Special Limited Partner upon the same terms and for the same price per Partnership Equivalent Unit as the terms and price in respect of the Capital Shares that are redeemed or repurchased.

Section 4.8.   Other Contribution Provisions.  In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and such Partner had contributed the cash that the Partner would have received as a Capital Contribution to the Partnership. In addition, with the Consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership (and/or a wholly-owned Subsidiary of the Partnership).

ARTICLE 5
DISTRIBUTIONS

Section 5.1.   Requirement and Characterization of Distributions.  Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may cause the Partnership to distribute such amounts, at such times, as the General Partner may, in its sole and absolute discretion, determine, to the Holders as of any Partnership Record Date: (i) first, with respect to any class(es) of Partnership Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date); and (ii) second, with respect to any class(es) of Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units, as applicable (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date). The General Partner may, in its discretion and by means of a Partnership Unit Designation, prorate distributions in respect of additional Percentage Interests that were not outstanding during the entire period in respect of which any distribution is made. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Special Limited Partner’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the Special Limited Partner, for so long as the Special Limited Partner has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (b) except to the extent otherwise determined by the Special Limited Partner, eliminate any U.S. federal income or excise tax liability of the Special Limited Partner.

Section 5.2.   Distributions in Kind.  Except as expressly provided herein, no right is given to any Holder to demand and receive a distribution of property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the General Partner shall not make a distribution in kind to any Holder unless the Holder has been given ninety (90) days prior written notice of such distribution.

Section 5.3.   Amounts Withheld.  All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.4.   Distributions to Reflect Additional Partnership Units.  In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is hereby authorized to make such revisions to this Article 5 and other provisions of this Agreement as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes of Partnership Units.

Section 5.5.   Restricted Distributions.  Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

ARTICLE 6
ALLOCATIONS

Section 6.1.   Timing and Amount of Allocations of Net Income and Net Loss.  Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year, provided that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Partnership Year” may include such shorter periods). Except as otherwise provided in this Article 6, and subject to Section 11.6.C hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2.   General Allocations.  Except as otherwise provided in this Article 6, Net Income and Net Loss for any Partnership Year shall be allocated among the Holders so that their Capital Accounts as of the end of such Partnership Year are, as nearly as possible, equal to the amounts of distributions to which they would be entitled if the Partnership had sold all of its assets for their Gross Asset Values and paid all of its liabilities (limited, with respect to each Nonrecourse Liability of the Partnership, to the Gross Asset Value of the asset or assets securing such Nonrecourse Liability) as of the end of such Partnership Year, and then distributed the proceeds to the Partners in accordance with this Agreement, less with respect to each Holder, the following amounts calculated as of the end of such Partnership Year: (i) the sum of (x) such Holder’s share of Partnership Minimum Gain and Partner Minimum Gain immediately prior to such deemed sale of the Partnership’s assets and (y) the amount, if any, which such Holder is obligated to contribute to the capital of the Company as of the last day of such Partnership Year.

Section 6.3.   Regulatory Allocation Provisions.  Notwithstanding the foregoing provisions of this Article 6:

A.                 Regulatory Allocations.

(i)                  Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)               Partner Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)                          Nonrecourse Deductions and Partner Nonrecourse Deductions.  Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bear(s) the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv)                         Qualified Income Offset.  If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(iv) were not in the Agreement. It is intended that this Section 6.3.A(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v)                            Gross Income Allocation.  In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(v) and Section 6.3.A(iv) hereof were not in the Agreement.

(vi)                         Limitation on Allocation of Net Loss.  To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated among the other Holders in a manner determined by the General Partner, subject to the limitations of this Section 6.3.A(vi).

(vii)                      Section 754 Adjustment.  To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii)                   Curative Allocations.  The allocations set forth in Sections 6.3.A(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

B.                 Allocation of Excess Nonrecourse Liabilities.  For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest, except as otherwise determined by the General Partner.

Section 6.4.   Tax Allocations.

A.                 In General.  Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or expense is allocated pursuant to Sections 6.2 and 6.3 hereof.

B.                 Section 704(c) Allocations.  Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Partnership with an initial Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the contribution shall be allocated among the Holders for income tax purposes in such manner as determined by the General Partner consistent with the Regulations promulgated under Code Section 704(c) so as to take into account such variation. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value,” subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner. Allocations pursuant to this Section 6.4.B are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1.   Management.

A.                 Except as otherwise expressly provided in this Agreement, including any Partnership Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners, with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including, without limitation, Section 3.2 and Section 7.3, and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise or direct the exercise of all of the powers of the Partnership and the General Partner under the Act and this Agreement and to effectuate the purposes of the Partnership including, without limitation:

(1)                                      the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to enable the Partnership to make distributions to the Holders in such amounts as will permit the Special Limited Partner (so long as the Special Limited Partner qualifies as a REIT) to make distributions to its stockholders sufficient to prevent the imposition of any federal income tax on the Special Limited Partner (including, for this purpose, any excise tax pursuant to Code Section 4981) and to enable the Special Limited Partner to maintain REIT status and otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that the General Partner deems necessary or advisable for the conduct of the activities of the Partnership;

(2)                                      the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3)                                      the taking of any and all acts necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704;

(4)                                      the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held or to be acquired by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(5)                                      the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner and/or the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(6)                                      the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(7)                                      the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership’s assets;

(8)                                      the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(9)                                      the selection and dismissal of employees of the Partnership (if any) or the General Partner (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

(10)                               the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners (including, without limitation, the General Partner, the Special Limited Partner and their directors and officers) as the General Partner deems necessary or appropriate;

(11)                               the formation of, or acquisition of an interest in, and the contribution of property to, any limited or general partnerships, limited liability companies, joint ventures or other relationships that the General Partner deems desirable; provided, however, that, as long as the Special Limited Partner has determined to continue to qualify as a REIT, the Partnership shall not engage in any such formation, acquisition or contribution that would cause the Special Limited Partner to fail to qualify as a REIT;

(12)                               the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies relating to the Partnership’s activities to the extent permitted by law;

(13)                               the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(14)                               the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(15)                               the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of money or property to the Partnership;

(16)                               the exercise, directly or indirectly, or through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17)                               the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18)                               the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(19)                               the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(20)                               the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;

(21)                               an election to dissolve the Partnership pursuant to Section 13.1.B hereof;

(22)                               the distribution of cash to acquire Partnership Common Units held by a Limited Partner in connection with a Redemption under Section 15.1 hereof;

(23)                               an election to cause the Special Limited Partner to acquire Tendered Units for REIT Shares;

(24)                               the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement; and

(25)                the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange.

B.                 Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary or desirable to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such officer with respect thereto.

C.                 At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

D.                 At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E.                  In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. The General Partner, the Special Limited Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

F.                   The determination as to any of the following matters, made by or at the direction of the General Partner consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Partnership Units; the amount and timing of any distribution; any determination to redeem Tendered Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Partner’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; the Gross Asset Value of any Partnership asset; the Value of any REIT Share; any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest; the number of authorized or outstanding Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

Section 7.2.   Certificate of Limited Partnership.  To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3.   Restrictions on General Partner’s Authority.

A.                 The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Limited Partners, and may not, without limitation:

(1)                       take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2)                       perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

(3)                       enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the General Partner or the Partnership from performing its specific obligations under Section 15.1 hereof in full or (b) a Limited Partner from exercising its rights under Section 15.1 hereof to effect a Redemption in full, except, in either case, with the Consent of each Limited Partner affected by the prohibition or restriction.

B.                 Except as provided in Section 7.3.C hereof, the General Partner shall not, without the prior Consent of the Partners, amend, modify or terminate this Agreement. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Agreement (including, without limitation, this Section 7.3) without the Consent specified therein and no amendment may alter Section 11.2 hereof without the Consent of the Limited Partners.

C.                 Notwithstanding Section 7.3.B and 14.2 hereof but subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner shall have the power, without the Consent of the Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)                       to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)                       to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest or the termination of the Partnership in accordance with this Agreement and to amend Exhibit A in connection with such admission, substitution or withdrawal;

(3)                       to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4)                       to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4;

(5)                       to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(6)                       (a) to reflect such changes as are reasonably necessary for the Special Limited Partner to maintain its status as a REIT or to satisfy the REIT Requirements, or (b) to reflect the Transfer of all or any part of a Partnership Interest among the Special Limited Partner and any Disregarded Entity with respect to the Special Limited Partner;

(7)                       to modify either or both of the manner in which items of Net Income or Net Loss or taxable items are allocated pursuant to Article 6 or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);

(8)                       to reflect the issuance of additional Partnership Interests in accordance with Section 4.2; or

(9)                       to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the Special Limited Partner and which does not violate Section 7.3.D.

D.                 Notwithstanding Sections 7.3.B, 7.3.C and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article 5 or Section 13.2.A(4) hereof or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 4.3, 4.4, 5.4 and 7.3.C and Article 6 hereof), (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 15.1 hereof, or amend or modify any related definitions, (v) remove, alter or amend the powers and restrictions related to REIT Requirements or to taxes under Code Sections 857 or 4981 as set forth in Section 7.9.D or elsewhere in this Agreement, or (vi) amend this Section 7.3.D. Any such amendment or action Consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such Consent by any other Partner.

Section 7.4.   Reimbursement of the General Partner and the Special Limited Partner.

A.                 The General Partner shall not be compensated for its services as General Partner of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which the General Partner may be entitled in its capacity as the General Partner).

B.                 Subject to Section 15.12 hereof and except as otherwise provided in any contract to which the Partnership is a party, the Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s, the General Partner’s, the Special Limited Partner’s and any Subsidiary’s organization, business and  operations.  Subject to Section 15.12 hereof and except as otherwise provided in any contract to which the Partnership is a party, the Partnership shall be liable for, and shall reimburse the General Partner and the Special Limited Partner, as applicable, on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended by the General Partner or the Special Limited Partner or their Subsidiaries in connection with the Partnership’s, the General Partner’s, the Special Limited Partner’s or their Subsidiaries’ business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of the Partnership, the General Partner, the Special Limited Partner and any Subsidiary, (ii) compensation of officers and employees of the Partnership, the General Partner, the Special Limited Partner or any Subsidiary, (iii) director fees and expenses of the General Partner, the Special Limited Partner or their Subsidiaries, (iv) any expenses incurred by the Special Limited Partner or the General Partner in connection with the redemption or other repurchase of REIT Shares or Capital Shares, (v) any expenses incurred by the Special Limited Partner or the General Partner in connection with an offering of REIT Shares, Capital Shares or New Securities (in lieu of being issued additional Common Units or Partnership Equivalent Units, in the discretion of the General Partner), (vi) any amounts paid by the General Partner, the Special Limited Partner or their Subsidiaries for accounting, administrative, legal, technical, management and other services rendered to the Partnership, the General Partner, the Special Limited Partner or their Subsidiaries, and (vii) all costs and expenses of the Special Limited Partner being a public company, including, without limitation, costs of filings with the SEC, reports and distributions to its stockholders. The Partners acknowledge that all such expenses of the General Partner, the Special Limited Partner and their Subsidiaries are deemed to be for the benefit of the Partnership.  Such reimbursements shall be in addition to (without duplication of) any reimbursement of the General Partner, the Special Limited Partner or their Subsidiaries as a result of indemnification pursuant to Section 7.7 hereof.

C.                 To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.12 hereof, if and to the extent any reimbursements to the General Partner, the Special Limited Partner or their Subsidiaries by the Partnership pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5.   Outside Activities of the General Partner and the Special Limited Partner.  Neither the General Partner nor the Special Limited Partner shall directly or indirectly enter into or conduct any business, other than in connection with, (a) with respect to the General Partner, the ownership, acquisition and disposition of Partnership Interests as the General Partner, (b) with respect to the General Partner, the management of the business and affairs of the Partnership, (c) with respect to the Special Limited Partner, the operation of the Special Limited Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) with respect to the Special Limited Partner, its operations as a REIT, (e) with respect to the Special Limited Partner, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests in the Special Limited Partner and the Partnership, (f) financing or refinancing of any type related to the Partnership, the General Partner, the

Special Limited Partner or their Subsidiaries, and (g) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by the Special Limited Partner pursuant to the preceding clauses (e) and (f) shall be made available to the Partnership, whether as Capital Contributions, loans or otherwise, as appropriate.

Section 7.6.   Transactions with Affiliates.

A.                 The Partnership may lend or contribute funds or other assets to its Subsidiaries and other Persons in which the Partnership has a direct or indirect equity investment, and such Persons may borrow funds from the Partnership; provided that, except in the case of direct or indirect wholly owned Subsidiaries of the Partnership, such contribution or lending shall be on terms and conditions no less favorable to the Partnership in the aggregate than would be available from an unrelated third party, as determined by the General Partner in good faith.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.  It is expressly acknowledged and agreed by each Partner that the Special Limited Partner may, in the sole and absolute discretion of the General Partner, (i) borrow funds from the Partnership in order to redeem, at any time or from time to time, options or warrants issued by the Special Limited Partner, (ii) put to the Partnership, for cash, any rights, options, warrants or convertible or exchangeable securities that the Special Limited Partner may desire or be required to purchase or redeem or (iii) borrow funds from the Partnership to acquire assets that will be contributed to the Partnership for Partnership Units.

B.                 The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner believes, in good faith, to be advisable; provided that in no event shall the Partnership own securities of any entity to the extent such ownership would be inconsistent with the REIT Requirements.

C.                 The General Partner, the Special Limited Partner and their Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, on terms and conditions established by the General Partner in its reasonable discretion.

D.                 The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership benefit plans (including plans provided for the issuance of Partnership Interests or options to purchase Partnership Interests) funded by the Partnership for the benefit of employees, directors or other service providers of or to the General Partner, the Partnership, the Special Limited Partner, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership.

Section 7.7.   Indemnification.

A.                 To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership, the General Partner or the Special Limited Partner (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance funds to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (y) in connection with one or more Actions or claims brought by the Partnership or involving such Indemnitee if such Indemnitee is found liable to the Partnership on any portion of any claim in any such Action.

Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness.

It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

B.                 To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.                 The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D.                 The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.                  Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner or the Special Limited Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that the Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement or applicable law.

F.                   In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.                 An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.                The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.                     It is the intent of the parties that any amounts paid by the Partnership to any Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.8.   Liability of the General Partner and the Special Limited Partner.

A.                 The Limited Partners agree that: (i) the General Partner and the Special Limited Partner (as sole owner of the General Partner) are acting on behalf and for the benefit of the Partnership, the Limited Partners and the Special Limited Partner’s stockholders collectively; (ii) in the event of a conflict between the interests of the Limited Partners (other than the Special Limited Partner), on the one hand, and the separate interests of the Special Limited Partner or its stockholders, on the other hand, neither the General Partner nor the Special Limited Partner is under an obligation to give priority to the interests of the Limited Partners, and any action or failure to act on the part of the General Partner or the Special Limited Partner or their respective directors or officers that gives priority to the separate interests of the Special Limited Partner or its stockholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty owed by the General Partner or the Special Limited Partner to the Partnership and/or the Limited Partners; and (iii) neither the General Partner nor the Special Limited Partner shall be liable to the Partnership or to any Limited Partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Partnership or any Limited Partner as a result of errors in judgment or mistakes of fact or law or any acts or failure to act, provided that the General Partner and the Special Limited Partner acted in good faith.

B.                 Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents or through the Special Limited Partner (subject to the supervision and control of the General Partner). Notwithstanding anything to the contrary herein, neither the General Partner nor the Special Limited Partner shall be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

C.                 Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only.  No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the Special Limited Partner or any of the General Partner’s or the Special Limited Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the directors or officers of the General Partner or the Special Limited Partner shall be liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission; provided that such directors or officers acted in good faith.

D.                 Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s, the Special Limited Partner’s and their respective officers’ and directors’ liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E.                  To the extent that, at law or in equity, the General Partner or the Special Limited Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, neither the General Partner nor the Special Limited Partner shall be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of the General Partner and the Special Limited Partner under the Act or otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner and the Special Limited Partner.

F.                   Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, or (ii) in its “good faith” or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The General Partner’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with the General Partner’s obligation of good faith and fair dealing under the Act.

Section 7.9.   Other Matters Concerning the General Partner and the Special Limited Partner.

A.                 In its acts (or failures to act) on behalf of the Partnership, each of the General Partner and the Special Limited Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.                 Each of the General Partner and Special Limited Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in respect of the Partnership in reliance upon the opinion of such Persons as to matters that the General Partner or the Special Limited Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith.

C.                 The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or agents or a duly appointed attorney or attorneys-in-fact. Each such officer, agent or attorney shall, to the extent authorized by the General Partner, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

D.                 Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner or the Special Limited Partner on behalf of the Partnership or any decision of the General Partner or the Special Limited Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Special Limited Partner to continue to qualify as a REIT, (ii) for the Special Limited Partner otherwise to satisfy the REIT Requirements, (iii) to avoid the Special Limited Partner incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any Affiliate of the Special Limited Partner to continue to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10.   Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, the Special Limited Partner or one or more nominees, as the General Partner or the Special Limited Partner may determine, including Affiliates of the General Partner or the Special Limited Partner. The General Partner and Special Limited Partner hereby declare and warrant that any Partnership assets for which legal title is held in the name of the General Partner, the Special Limited Partner or any nominee or Affiliate of the General Partner or the Special Limited Partner shall be held by the General Partner, the Special Limited Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11.   Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1.   Limitation of Liability.  No Limited Partner shall have any liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

Section 8.2.   Management of Business.  Subject to the rights and powers of the Special Limited Partner hereunder, no Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3.   Outside Activities of Limited Partners.  Subject to any explicit limitation in this Agreement, any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4.   Return of Capital.  Except pursuant to the rights of Redemption set forth in Section 15.1 hereof or in any Partnership Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 5 and Article 6 hereof or otherwise expressly provided in this Agreement or in any Partnership Unit

Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5.   Rights of Limited Partners Relating to the Partnership.

A.                 In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, the General Partner shall deliver (by mailing or electronically) to each Limited Partner a copy of any information mailed or electronically delivered to all of the common stockholders of the General Partner as soon as practicable after such mailing or electronic delivery.

B.                 The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3.B hereof immediately following the date such change becomes effective.

C.                 Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreement to keep confidential.

Section 8.6.   Partnership Right to Call Limited Partner Interests.  Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partner) are less than five percent (5%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partner’s Limited Partner Interests) by treating any such Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for the number of Partnership Common Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.6, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Section 15.1 hereof shall apply, mutatis mutandis.

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1.   Records and Accounting.

A.                 The General Partner shall keep or cause to be kept at the principal place of business of the Partnership those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to this Agreement. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B.                 The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2.   Partnership Year.  For purposes of this Agreement, “Partnership Year” means the fiscal year of the Partnership, which shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3.   Reports.

A.                 As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Partnership Year, a report containing financial statements of the Partnership, or of the Special Limited Partner if such statements are prepared solely on a consolidated basis with the Special Limited Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B.                 As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership for such calendar quarter, or of the Special Limited Partner if such statements are prepared solely on a consolidated basis with the Special Limited Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

C.                 To the extent permissible under applicable law, the General Partner shall have satisfied its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership, the General Partner or the Special Limited Partner, provided that such reports are able to be printed or downloaded from such website.

D.                 At the request of any Limited Partner, the General Partner shall provide access to the books, records and work papers upon which the reports required by this Section 9.3 are based, to the extent required by the Act.

ARTICLE 10
TAX MATTERS

Section 10.1.   Preparation of Tax Returns.  The General Partner shall arrange for the preparation and timely filing of all federal, state and other income tax returns and shall use all reasonable efforts to furnish, within one hundred twenty (120) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal, state and other income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties as is readily available to the Limited Partners, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2.   Tax Elections.  Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3.   Tax Matters Partner.

A.                 The General Partner shall be the “tax matters partner” of the Partnership for federal (and applicable state and local) income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder.

B.                 The tax matters partner is authorized, but not required:

(1)                       to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner (as the case may be) or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(2)                       in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “Final Adjustment”) is mailed to the tax matters partner, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the appropriate District Court of the United States;

(3)                       to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)                       to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)                       to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)                       to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

Section 10.4.   Withholding.  Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount withheld with respect to a Limited Partner pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Limited Partner in excess of any such withheld amount shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within thirty (30) days after the affected Limited Partner receives written notice from the General Partner that such payment must be made, provided that the Limited Partner shall not be required to repay such deemed loan if either (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Limited Partner receives written notice of such amount) until such amount is paid in full.

Section 10.5.   Organizational Expenses.  The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a one hundred eighty (180)-month period as provided in Section 709 of the Code.

ARTICLE 11
PARTNER TRANSFERS AND WITHDRAWALS

Section 11.1.   Transfer.

A.                 No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B.                 No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

C.                 Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D hereof), the respective Partnership Interests of the General Partner and the Special Limited Partner may be Transferred, in whole (in the case of the General Partner) or in whole or in part (in the case of the Special Limited Partner), at any time or from time to time, to or among the General Partner, the Special Limited Partner and any other Person that is, at the time of such Transfer, an Affiliate of the Special Limited Partner, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)).  Any transferee of the entire General Partner Interest pursuant to this Section 11.1.C shall, upon compliance with Section 12.1 hereof, become, without further action or consent of any Partners, the sole General Partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a General Partner.  Any transferee of a Special Limited Partner Interest pursuant to this Section 11.1.C shall, upon its execution of a counterpart of this Agreement, become, without further action or consent of any Partner or any other Person, a Substituted Limited Partner (as a Special Limited Partner).  Upon any Transfer of the General Partner’s entire General Partner Interest (other than a pledge, hypothecation, encumbrance or mortgage) permitted by this Section 11.1.C, the transferor Partner shall be relieved of all its obligations under this Agreement from and after the date of such Transfer.  The provisions of Sections 11.2.B, 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.1.C.

D.                 No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the Consent of the General Partner; provided, however, that, as a condition to such Consent, the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code (provided that, for purpose of calculating the REIT Shares Amount in this Section 11.1.D, “Tendered Units” shall mean all such Partnership Units in which a security interest is held by such lender).

Section 11.2.   Transfer of General Partner’s Partnership Interest.

A.                 The General Partner may not Transfer any of its General Partner Interest or withdraw from the Partnership except as provided in Sections 11.1.C, 11.2.B and 11.2.C hereof.  The term “Transfer,” when used in this Section 11.2 with respect to the General Partner Interest, shall be deemed to include a Transfer of the General Partner Interest resulting from any merger, consolidation or other combination by the Special Limited Partner with or into another Person (other than a Subsidiary of the Special Limited Partner) or the sale of all or substantially all of the assets of the Special Limited Partner and its Subsidiaries, taken as a whole, but shall exclude transactions described in Section 11.3.B hereof.

B.                 Except as provided in Section 11.1.C, this Section 11.2.B and Section 11.2.C hereof, and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners. It is a condition to any Transfer of a Partnership Interest of a General Partner otherwise permitted hereunder (including any Transfer permitted pursuant to this Section 11.2.B) that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.

C.                 The General Partner may, without the Consent of the Limited Partners, merge with another entity if immediately after such merger substantially all the assets of the surviving entity, other than the General Partner Interest held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units.

D.                 Except in connection with Transfers permitted in this Article 11 and as otherwise provided in Section 12.1 in connection with the Transfer of the General Partner’s entire Partnership

Interest, the General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners.

Section 11.3.   Limited Partners’ Rights to Transfer.

A.                 Prior to the end of the first Twelve-Month Period and except as otherwise specifically provided herein, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner; provided, however, that any Limited Partner may, at any time, without the Consent or approval of the General Partner but subject to providing the General Partner with an opinion as described in subsection (3) below, (i) Transfer all or part of its Partnership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate, or (ii) pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). After such first Twelve-Month Period, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person, without the Consent of the General Partner but subject to the provisions of Section 11.4 hereof and to satisfaction of each of the following conditions:

(1)                       The transferor Limited Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner and the Special Limited Partner, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The Special Limited Partner shall have ten (10) Business Days upon which to give the transferor Limited Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, the Special Limited Partner may at its election deliver in lieu of all or any portion of such cash a note from the Special Limited Partner payable to the transferor Limited Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of the Special Limited Partner, divided by the Value of one (1) REIT share as of the closing of such purchase; and provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Act, if applicable, and any other applicable requirements of law. If the Special Limited Partner does not so elect to purchase the Partnership Units, the transferor Limited Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(2)                       Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; and provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(4) hereof may be to a separate Qualified Transferee.

(3)                       The transferor Limited Partner shall deliver or cause to be delivered to the General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed

Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the General Partner may, in its sole discretion, waive this condition upon the request of the transferor Limited Partner. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer of Partnership Units otherwise permitted under this Section 11.3 by a Limited Partner.

(4)                       Any Transferring Partner must Transfer not less than the lesser of (i) five hundred (500) Partnership Units or (ii) all of the remaining Partnership Units owned by such Transferring Partner, unless, in each case, otherwise agreed to by the General Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(5)                       The conditions of Sections 11.3.A(1) and 11.3.A(4) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the first Twelve-Month Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any restrictions on ownership and transfer of stock of the Special Limited Partner contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

B.                 Notwithstanding anything to the contrary in this Agreement, the Special Limited Partner may merge, consolidate or otherwise combine its assets with another entity or sell all or substantially all of its assets (each, a “Termination Transaction”) if:

(i)                       in connection with such Termination Transaction, all of the Limited Partners (other than the Special Limited Partner) will receive, or will have the right to elect to receive, for each Partnership Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Partnership Common Units (other than the Special Limited Partner) shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Common Units would have received had it exercised its right to Redemption pursuant to Article 15 hereof and received REIT Shares in exchange for its Partnership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(ii)                    all of the following conditions are met: (w) substantially all of the assets that were owned directly or indirectly by the surviving entity (other than the Partnership Units owned by the Special Limited Partner) are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of any merger, consolidation or combination of assets with the Partnership that is part of the Termination Transaction (in each case, the “Surviving Partnership”); (x) the holders of Partnership Units upon the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership that represents the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges of such holders in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) the rights of the Limited Partners holding Partnership Common Units include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such Persons pursuant to Section 11.3.B(i) or (b) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Partnership Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling Person of the Surviving Partnership has publicly traded common equity securities, for such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

C.                 If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

Section 11.4.   Admission of Substituted Limited Partners.

A.                 No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of a Limited Partner Interest may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

B.                 Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such Substituted Limited

Partner and to eliminate or adjust, as necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

C.                 A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5.   Assignees.  If the General Partner does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, or in the event that any Partnership Interest is deemed to have been Transferred to a transferee notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article 11, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further Transfer of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.

Section 11.6.   General Provisions.

A.                 No Limited Partner may withdraw from the Partnership other than as a result of: (i) a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 with respect to which the transferee becomes a Substituted Limited Partner or (ii) pursuant to a redemption (or acquisition by the Special Limited Partner) of all of its Partnership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation.

B.                 Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation shall cease to be a Limited Partner.

C.                 If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the Special Limited Partner pursuant to Section 15.1 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner in its sole and absolute discretion. Solely for purposes of making such allocations, unless the General Partner decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs or in which a Partnership Unit is redeemed by the Partnership or is acquired by the Special Limited Partner pursuant to Section 15.1 hereof shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer, Redemption or acquisition by the Special Limited Partner occurs shall be allocated to the transferor Partner or the Tendering Party (as the case may be) if such Transfer, Redemption or acquisition occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor or Tendering Party (as the case may be). All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

D.                 In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the Special Limited Partner or any other acquisition of Partnership Units by the Partnership) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause either the Special Limited Partner or any Affiliate of the Special Limited Partner to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the Consent of the General Partner, if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the Special Limited Partner) of all Partnership Common Units held by all Limited Partners); (vi) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause the Partnership to cease to be classified as a partnership for federal income tax purposes; (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) except with the Consent of the General Partner, if such Transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder, (2) could cause the Partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, (3) could cause the Partnership at any time to have more than 100 Partners, including as Partners those Persons (“Flow-Through Partners”) indirectly owning an interest in the Partnership through an entity treated as a partnership, Disregarded Entity, S corporation or grantor trust (each such entity, a “Flow-Through Entity”), but only if substantially all of the value of such Person’s interest in the Flow-Through Entity is attributable to the Flow-Through Entity’s interest (direct or indirect) in the Partnership, or (4) could cause the Partnership to fail one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”); (xi) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xii) if such Transfer could subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. The General Partner shall, in its sole discretion, be permitted to take all action necessary to prevent the Partnership from being classified as a “publicly traded partnership” under Code Section 7704.

E.                  Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise Consents.

ARTICLE 12
ADMISSION OF PARTNERS

Section 12.1.   Admission of Successor General Partner.  A successor to all of the General Partner’s General Partner Interest pursuant to a Transfer permitted by Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 12.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Limited Partners or the consent or approval of any other Partners. Any such successor General Partner shall carry on the business and affairs of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission of such Person as a General Partner. Upon any such Transfer, the transferee shall become the successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Concurrently with, and as evidence of, the admission of a successor General Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units owned by such successor General Partner.

Section 12.2.   Admission of Additional Limited Partners.

A.                 After the admission to the Partnership of the Original Limited Partners, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.

B.                 Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the Consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.

C.                 If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among the Holders, including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.3.   Amendment of Agreement and Certificate of Limited Partnership.  For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4.   Limit on Number of Partners.  Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.5.   Admission.  A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1.   Dissolution.  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A.                 a withdrawal in violation of this Agreement by the General Partner or the bankruptcy of the General Partner unless, within ninety (90) days after such withdrawal or bankruptcy, a Majority in Interest of the Partners Consent to continue the Partnership and to the appointment, effective as of the date of such withdrawal or bankruptcy, of a successor General Partner;

B.                 an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Partners;

C.                 entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

D.                 any sale or other disposition of (other than the attachment of a lien or security interest in) all or substantially all of the assets of the Partnership outside the ordinary course of the Partnership’s business or a related series of transactions that, taken together, result in the sale or other disposition of (other than the attachment of a lien or security interest in) all or substantially all of the assets of the Partnership outside the ordinary course of the Partnership’s business; or

E.                  the Redemption or other acquisition by the Partnership or the Special Limited Partner of all Partnership Units other than Partnership Units held by the General Partner or the Special Limited Partner.

Section 13.2.   Winding Up.

A.                 Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(1)                       First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(2)                       Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner and the Special Limited Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(3)                       Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(4)                       Fourth, to the Partners in accordance with Section 5.1.

The General Partner shall not receive any compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as set forth in Section 7.4.

B.                 Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C.                 If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

D.                 In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(1)                       distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(2)                       withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

Section 13.3.   Rights of Holders.  Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.4.   Notice of Dissolution.  In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

Section 13.5.   Cancellation of Certificate of Limited Partnership.  Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the Delaware Secretary of State, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.6.   Reasonable Time for Winding-Up.  A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation; provided, however, the General Partner shall make reasonable efforts complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the Special Limited Partner, as provided in Section 562(b)(2)(B) of the Code, if the Special Limited Partner requests that the General Partner shall so complete such winding-up.

ARTICLE 14
PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS;
AMENDMENTS; MEETINGS

Section 14.1.   Procedures for Actions and Consents of Partners.  The actions requiring Consent of any Partner or Partners pursuant to this Agreement or otherwise pursuant to applicable law are subject to the procedures set forth in this Article 14.

Section 14.2.   Amendments.  Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners (excluding Partnership Interests held by the Special Limited Partner) and, except as set forth in Section 7.3.B and Section 7.3.C and subject to Section 7.3.D and the rights of any Holder of Partnership Interest set forth in a Partnership Unit Designation, shall be approved by the Consent of the Partners. Following such proposal, the General Partner shall submit to the Partners entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Partners. The General Partner shall seek the consent, approval or vote of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3.

Section 14.3.   Actions and Consents of the Partners.

A.                 Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, the affirmative vote of a Majority in Interest of the Partners shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the Consent of Partners is permitted or required under this Agreement, Consent may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.3.B hereof.

B.                 Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or Consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date certified by the General Partner.

C.                 Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

D.                 Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the Special Limited Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the Special Limited Partner’s stockholders.

ARTICLE 15
GENERAL PROVISIONS

Section 15.1.   Redemption Rights of Qualifying Parties.

A.                 After the applicable Twelve-Month Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all (but not less than all) of the Partnership Common Units held by such Tendering Party (Partnership Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable as provided below; provided that a Qualifying Party may only deliver a Notice of Redemption, as provided below, at least ten (10) Business Days before the last Business Day of a calendar month (with any late Notice of Redemption being null). The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder thereof prior to the end of the applicable Twelve-Month Period (subject to the terms and conditions set forth herein) (a “Special Redemption”); provided, however, that the General Partner first receives a legal opinion to the same effect as the legal opinion described in Section 15.1.G(4) of this Agreement. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner and the Special Limited Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership until the earlier of (i) the date the General Partner, on behalf of the Partnership, notifies the Tendering Party that the Partnership declines to cause the Special Limited Partner to acquire some or all of the Tendered Units under Section 15.1.B hereof following receipt of a Notice of Redemption and (ii) the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be paid by a check mailed to the Tendering Party or, in the General Partner’s sole and absolute discretion, by wire transfer, in each case, on or before the last Business Day of the month in which the General Partner receives a Notice of Redemption from the Tendering Party.

B.                 Notwithstanding the provisions of Section 15.1.A hereof, on or before the close of business on the Cut-Off Date, the Partnership may, in the General Partner’s sole and absolute discretion but subject to the Ownership Limit and the transfer restrictions and other limitations of the Charter, elect to cause the Special Limited Partner to acquire some or all of the Tendered Units from the Tendering Party in exchange for REIT Shares (the percentage of such Tendered Units to be acquired by the Special Limited Partner in exchange for REIT Shares being referred to as the “Applicable Percentage”). If the Partnership elects to cause the Special Limited Partner to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the General Partner, on behalf of the Partnership, shall give written notice thereof to the Special Limited Partner and the Tendering Party on or before the close of business on the Cut-Off Date. If the Partnership elects to cause the Special Limited Partner to acquire any of the Tendered Units for REIT Shares, the General Partner shall direct the Special Limited Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms of this Section 15.1.B, in which case (1) the Special Limited Partner’s issuance and delivery of the REIT Shares shall satisfy the Tendering Party’s Redemption right with respect to such Tendered Units and (2) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Special Limited Partner in exchange for the REIT Shares Amount. If the Partnership so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Special Limited Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the Special Limited Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Special Limited Partner’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the Special Limited Partner pursuant to this Section 15.1.B, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units and, upon notice to the Tendering Party by the General Partner given on or before the close of business on the Cut-Off Date that the Partnership has elected to cause the Special Limited Partner to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the General Partner’s notice relates shall not accrue or arise. A number of REIT Shares equal to the product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the Special Limited Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and any other restrictions provided in the Charter, the Securities Act and relevant state securities or “blue sky” laws. None of any Tendering Party whose Tendered Units are acquired by the Special Limited Partner pursuant to this Section 15.1.B, any Partner, any Assignee or any other interested Person shall have any right to require or cause the Special Limited Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 15.1.B, with the SEC under the Securities Act or the Exchange Act, with any stock exchange or with any state securities commissioner, department or agency; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Special Limited Partner and any such Person. Notwithstanding any delay in delivery, the Tendering Party shall be deemed the owner of such REIT Shares and, if applicable, Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Special Limited Partner pursuant to this Section 15.1.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Special Limited Partner determines to be necessary or advisable in order to ensure compliance with such laws.

C.                 Notwithstanding the provisions of Section 15.1.A and 15.1.B hereof, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the Charter. To the extent that any attempted Redemption or acquisition of the Tendered Units by the Special Limited Partner pursuant to Section 15.1.B hereof would be in violation of this Section 15.1.C, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the Special Limited Partner under Section 15.1.B hereof or cash otherwise payable under Section 15.1.A hereof.

D.                 If the Partnership does not exercise its right to cause the Special Limited Partner to acquire the Tendered Units pursuant to Section 15.1.B hereof:

(1)                       The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring the Special Limited Partner to contribute to the Partnership funds from the proceeds of a registered public offering by the Special Limited Partner of REIT Shares sufficient to purchase the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.  The

Special Limited Partner shall make a Capital Contribution of any such amounts of offering proceeds it may receive to the Partnership for an additional Limited Partner Interest.

(2)                       If the Cash Amount is not paid on or before the first Business Day after the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the first Business Day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).

E.                  Notwithstanding the provisions of Section 15.1.B hereof, the General Partner shall not, under any circumstances, elect to cause the Special Limited Partner to acquire any Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Charter.

F.                   Notwithstanding anything herein to the contrary (but subject to Section 15.1.C hereof), with respect to any Redemption (or any tender of Partnership Common Units for Redemption if the Tendered Units are acquired by the Special Limited Partner pursuant to Section 15.1.B hereof) pursuant to this Section 15.1:

(1)                       All Partnership Common Units acquired by the Special Limited Partner pursuant to Section 15.1.B hereof shall automatically, and without further action required, be converted into and deemed to be a Special Limited Partner’s Partnership Interest comprised of the same number of Partnership Common Units.

(2)                       If (i) a Tendering Party surrenders its Tendered Units during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Special Limited Partner for a distribution to its stockholders of some or all of its portion of such Partnership distribution, and (ii) the Partnership elects to cause the Special Limited Partner to acquire any of such Tendered Units in exchange for REIT Shares pursuant to Section 15.1.B, such Tendering Party shall pay to the General Partner on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Units exchanged for REIT Shares that relates to the same period for which such Tendering Party would receive a distribution in respect of such REIT Shares.

(3)                       The consummation of such Redemption (or an acquisition of Tendered Units by the Special Limited Partner pursuant to Section 15.1.B hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.

(4)                       The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Partnership Common Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Partnership Common Units for all purposes of this Agreement until the Specified Redemption Date (and thereafter unless such Partnership Common Units are either paid for by the Partnership pursuant to Section 15.1.A hereof or transferred to the Special Limited Partner and paid for by the issuance of the REIT Shares pursuant to Section 15.1.B hereof). Until a Specified Redemption Date and an acquisition of the Tendered Units by the Special Limited Partner pursuant to Section 15.1.B hereof, the Tendering Party shall have no rights as a stockholder of the Special Limited Partner with respect to the REIT Shares issuable in connection with such acquisition.

G.                 In connection with an exercise of Redemption rights pursuant to this Section 15.1, except as otherwise Consented to by the General Partner, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)                       A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) to the best of its knowledge any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the Special Limited Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of its knowledge any Related Party will own REIT Shares in violation of the Ownership Limit;

(2)                       A written representation that neither the Tendering Party nor to the best of its knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the Special Limited Partner pursuant to Section 15.1.B hereof on the Specified Redemption Date; and

(3)                       An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Units by the Special Limited Partner pursuant to Section 15.1.B hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of its knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1.G(1) or (b) after giving effect to the Redemption or an acquisition of the Tendered Units by the Special Limited Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of its knowledge any Related Party shall own REIT Shares in violation of the Ownership Limit.

(4)                       In connection with any Special Redemption, the Special Limited Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership, the General Partner or the Special Limited Partner to violate any federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1.B of this Agreement.

Section 15.2.   Addresses and Notice.  Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner, or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.2.

Section 15.3.   Titles and Captions.  All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4.   Pronouns and Plurals.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.5.   Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.6.   Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7.   Waiver.

A.                 No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B.                 The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.8.   Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9.   Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

A.                 This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

B.                 Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the

Partnership’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10.   Entire Agreement.  This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner or the Special Limited Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, affecting the terms hereof, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

Section 15.11.   Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12.   Limitation to Preserve REIT Status.  Notwithstanding anything else in this Agreement, to the extent that the amount to be paid or credited by the Partnership to any REIT Partner or its officers, directors, employees or agents as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential reimbursements, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(i)                           an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code); or

(ii)                        an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Partnership Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

Section 15.13.   No Partition.  No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.14.   No Third-Party Rights Created Hereby.  The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.15.   No Rights as Stockholders.  Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the Special Limited Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the Special Limited Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Special Limited Partner or any other matter.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

General Partner:	SILVER BAY MANAGEMENT LLC, a Delaware limited liability company

	By:	SILVER BAY REALTY TRUST CORP., a Maryland Corporation Special Limited Partner

	By:	/s/ David N. Miller
		Name:	David N. Miller
		Title:	Chief Executive Officer and President

Special Limited Partner:	SILVER BAY REALTY TRUST CORP., a Maryland corporation

	By:	/s/ David N. Miller
	Name:	David N. Miller
	Title:	Chief Executive Officer and President

Other Limited Partners have been deemed to have executed this Agreement by the terms of the Contribution Agreements or the Merger Agreements.

EXHIBIT A

PARTNERS AND PARTNERSHIP UNITS

as of January 7, 2013

Name of Partners	Type of Partnership Units	Number of Units or Face Amount

General Partner:
Silver Bay Management LLC.	Common	391,826

Special Limited Partner:
Silver Bay Realty Trust Corp.	Common	38,763,316
	Preferred	$1 million

Other Limited Partners:
Bruce and Debra Lieberman	Common	6,901
Jeffrey Scott Becker	Common	20,558

A-1

EXHIBIT B

EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that the Adjustment Factor in effect initially and on the Partnership Record Date is 1.0 prior to the events described in the examples and that there are 100 REIT Shares issued and outstanding prior to such events.

Example 1

On the Partnership Record Date, the Special Limited Partner declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Partnership Record Date, the Special Limited Partner distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Partnership Record Date is $5.00 per share. Pursuant to paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Partnership Record Date, the Special Limited Partner distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner) of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by the Special Limited Partner pursuant to a pro rata distribution by the Partnership. The Value of a REIT Share on the Partnership Record Date is $5.00 a share. Pursuant to paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

B-1

EXHIBIT C

NOTICE OF REDEMPTION

To:                             SILVER BAY MANAGEMENT LLC

SILVER BAY REALTY TRUST CORP.

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption                              Partnership Common Units of SILVER BAY OPERATING PARTNERSHIP L.P. in accordance with the terms of the Amended and Restated Limited Partnership Agreement of SILVER BAY OPERATING PARTNERSHIP L.P., dated as of December 19, 2012 as amended (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:

(a)  undertakes (i) to surrender such Partnership Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1.G of the Agreement and any forms or certificates that may be required for tax purposes;

(b)  directs that the check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)  represents, warrants, certifies and agrees that:

(i)                            the undersigned Limited Partner or Assignee is a Qualifying Party,

(ii)                         the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Partnership Common Units, free and clear of the rights or interests of any other person or entity,

(iii)                      the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Common Units as provided herein, and

(iv)                     the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d)  acknowledges that the undersigned will continue to own such Partnership Common Units until and unless either (1) such Partnership Common Units are acquired by the Special Limited Partner pursuant to Section 15.1.B of the Agreement or (2) such redemption transaction closes.

C-1

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:	Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City, State and Zip Code)

Issue check payable to:

Social Security or Federal Identification Number:

C-2

EXHIBIT D

Partnership Unit Designation of the 10% Cumulative
Redeemable Preferred Units of Silver Bay Operating Partnership, L.P.

1.                            Number of Units and Designation.

A class of Partnership Preferred Units is hereby designated as “10% Cumulative Redeemable Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be one thousand (1,000).

2.                            Definitions.

For purposes of the 10% Cumulative Redeemable Preferred Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement:

“Agreement” shall mean the Amended and Restated Limited Partnership Agreement of the Partnership, dated December 19, 2012.

“10% Cumulative Redeemable Preferred Unit” means a Partnership Preferred Unit with the participation, preferences, terms, options, rights, powers and duties as are set forth in this Exhibit D. It is the intention of the General Partner that each 10% Cumulative Redeemable Preferred Unit shall be substantially the economic equivalent of one share of 10% Cumulative Redeemable Preferred Stock.

“10% Cumulative Redeemable Preferred Stock” means the 10% Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Special Limited Partner.

“Distribution Payment Date” shall mean any date on which cash dividends are paid on all outstanding shares of the 10% Cumulative Redeemable Preferred Stock.

“Junior Partnership Units” shall have the meaning set forth in paragraph (c) of Section 7 of this Exhibit D.

“Parity Partnership Units” shall have the meaning set forth in paragraph (b) of Section 7 of this Exhibit D.

“Partnership” shall mean Silver Bay Operating Partnership, L.P., a Delaware limited partnership.

“Senior Partnership Units” shall have the meaning set forth in paragraph (a) of Section 7 of this Exhibit D.

3.                            Distributions.

On every Distribution Payment Date, the holders of 10% Cumulative Redeemable Preferred Units shall be entitled to receive distributions payable in cash in an amount per 10% Cumulative Redeemable Preferred Unit equal to the per share dividend payable on the 10% Cumulative Redeemable Preferred Stock on such Distribution Payment Date. Each such distribution shall be payable to the holders of record of the 10% Cumulative Redeemable Preferred Units, as they appear on the records of the Partnership at the close of business on the record date for the dividend payable with respect to the 10% Cumulative Redeemable Preferred Stock on such Distribution Payment Date. Holders of 10% Cumulative

Redeemable Preferred Units shall not be entitled to any distributions on the 10% Cumulative Redeemable Preferred Units, whether payable in cash, property or stock, except as provided herein.

4.                            Liquidation Preference.

(a)                        In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the Partnership (whether capital, surplus or otherwise) shall be made to or set apart for the holders of Junior Partnership Units, the holders of 10% Cumulative Redeemable Preferred Units shall be entitled to receive one thousand dollars ($1,000.00) per 10% Cumulative Redeemable Preferred Unit (the “Liquidation Preference”), plus an amount per 10% Cumulative Redeemable Preferred Unit equal to all dividends (whether or not declared or earned) accumulated, accrued and unpaid on one share of 10% Cumulative Redeemable Preferred Stock to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the 10% Cumulative Redeemable Preferred Units have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not declared or earned) accumulated, accrued and unpaid on the 10% Cumulative Redeemable Preferred Stock to the date of final distribution to such holders, no payment shall be made to any holder of Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of 10% Cumulative Redeemable Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of 10% Cumulative Redeemable Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such 10% Cumulative Redeemable Preferred Units and any such other Parity Partnership Units if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Partnership with one or more partnerships, or (ii) a sale or transfer of all or substantially all of the Partnership’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

(b)                        Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of 10% Cumulative Redeemable Preferred Units and any Parity Partnership Units, as provided in this Section 4, any other series or class or classes of Junior Partnership Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 10% Cumulative Redeemable Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

5.                            Redemption.

10% Cumulative Redeemable Preferred Units shall be redeemable by the Partnership as follows:

(a)                        At any time that the Special Limited Partner exercises its right to redeem, or is obligated to redeem, all or any of the shares of 10% Cumulative Redeemable Preferred Stock, the General Partner shall cause the Partnership to redeem an equal number of 10% Cumulative Redeemable Preferred Units, at a redemption price per 10% Cumulative Redeemable Preferred Unit payable in cash and equal to the same price per share paid by the Special Limited Partner to redeem the 10% Cumulative Redeemable Preferred Stock. In the event of a redemption of 10% Cumulative Redeemable Preferred Units, if the redemption date occurs after a dividend record date for the 10% Cumulative Redeemable Preferred Stock and on or prior to the related Distribution Payment Date, the distribution payable on such Distribution Payment Date in respect of such 10% Cumulative Redeemable Preferred Units called for redemption shall be payable on such Distribution Payment Date to the holders of record of such 10% Cumulative Redeemable Preferred

Units on the applicable dividend record date, and shall not be payable as part of the redemption price for such 10% Cumulative Redeemable Preferred Units.

(b)                        If the Partnership shall redeem 10% Cumulative Redeemable Preferred Units pursuant to paragraph (a) of this Section 5, from and after the redemption date (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) except for payment of the redemption price, the Partnership shall not make any further distributions on the 10% Cumulative Redeemable Preferred Units so called for redemption, (ii) said 10% Cumulative Redeemable Preferred Units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of 10% Cumulative Redeemable Preferred Units of the Partnership shall cease except the rights to receive the cash payable upon such redemption, without interest thereon; provided, however, that if the redemption date occurs after dividend record date for the 10% Cumulative Redeemable Preferred Stock and on or prior to the related Distribution Payment Date, the full distribution payable on such Distribution Payment Date in respect of such 10% Cumulative Redeemable Preferred Units called for redemption shall be payable on such Distribution Payment Date to the holders of record of such 10% Cumulative Redeemable Preferred Units on the applicable dividend record date notwithstanding the prior redemption of such 10% Cumulative Redeemable Preferred Units. No interest shall accrue for the benefit of the holders of the 10% Cumulative Redeemable Preferred Units to be redeemed on any cash set aside by the Partnership.

(c)                         If fewer than all the outstanding 10% Cumulative Redeemable Preferred Units are to be redeemed, the units to be redeemed shall be selected by the Partnership from outstanding 10% Cumulative Redeemable Preferred Units not previously called for redemption by any method determined by the General Partner in its discretion. Upon any such redemption, the General Partner shall amend Exhibit A to the Agreement as appropriate to reflect such redemption.

6.                            Status of Reacquired Units.

All 10% Cumulative Redeemable Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.

7.                            Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

(a)                        prior or senior to the 10% Cumulative Redeemable Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of 10% Cumulative Redeemable Preferred Units (“Senior Partnership Units”);

(b)                        on a parity with the 10% Cumulative Redeemable Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the 10% Cumulative Redeemable Preferred Units if the holders of such class or series of Partnership Units and the 10% Cumulative Redeemable Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (“Parity Partnership Units”); and

(c)                         junior to the 10% Cumulative Redeemable Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of

Partnership Units shall be Partnership Common Units, or (ii) the holders of 10% Cumulative Redeemable Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being referred to herein, collectively, as “Junior Partnership Units”).

8.                            Restrictions on Ownership.

The 10% Cumulative Redeemable Preferred Units shall be owned and held solely by the Special Limited Partner or a direct or indirect wholly owned subsidiary of the Special Limited Partner and shall not be transferred without the consent of the General Partner.

9.                            Voting Rights.

The 10% Cumulative Redeemable Preferred Units shall not have any voting rights.

10.                     General.

(a)                        The ownership of 10% Cumulative Redeemable Preferred Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption or any other event having an effect on the ownership of, 10% Cumulative Redeemable Preferred Units.

(b)                        The rights of the Special Limited Partner, in its capacity as holder of the 10% Cumulative Redeemable Preferred Units, are in addition to and not in limitation of any other rights or authority of the Special Limited Partner in any other capacity under the Agreement or applicable law. In addition, nothing contained herein shall be deemed to limit or otherwise restrict the authority of the Special Limited Partner under the Agreement, other than in its capacity as holder of the 10% Cumulative Redeemable Preferred Units.